Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Coca-Cola West Company, Limited (the “company”), hereby certifies, to such officer’s knowledge, that this Special Financial Report on Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: March 31, 2017

/s/ Tamio Yoshimatsu
Name:	Tamio Yoshimatsu
Title:	Representative Director and President (Principal Executive Officer)

/s/ Yasunori Koga
Name:	Yasunori Koga
Title:	Director and Senior Corporate Officer
(Principal Financial Officer)